AMENDMENT TO

ASSETS REORGANIZATION AGREEMENT

BY AND AMONG

JiaLiJia Group Corporation, Ltd.

Shenzhen Wenchuan Industrial Corporation, Ltd.

AND

Hunan Rucheng Wenchuan Gas Corporation, Ltd.

DATE: January 9, 2019

RECITALS

WHEREAS, This Assets Reorganization Agreement, dated as of December 15, 2018 (the “Reorganization Agreement”), was made by and among JiaLiJia Group Corporation, Ltd., a Nevada corporation (“Jialijia” or “Party A”), Shenzhen Wenchuan Industrial Corporation, Ltd., a company formed pursuant to the laws of People’s Republic of China (“Shenzhen Wenchuan” or “Party B1”), and Hunan Rucheng Wenchuan Gas Corporation, Ltd., a company formed pursuant to the laws of People’s Republic of China (“Hunan Wenchuan” or “Party B2”). Party B1 party B2 together are referred to as Party B.

WHEREAS, the Party A, the Party B1, and Party B2 desire to amend the Reorganization Agreement as follows.

NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AMENDMENTS

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Reorganization Agreement.

2. Effective Date and Amendments. The parties hereto acknowledge, consent to, and agree to the following:

2.1 The Effective Date of the Reorganization Agreement shall be January 9, 2019.

2.2 Section 1 of the Reorganization Agreement is hereby replaced in its entirety as follows:

1. Party A purchases 70% equity of party B. Party A shall issue 24,340,000 shares of its common stock to Party B and offer RMB 12 million in cash to Party B by means of cash and equity exchange. The new stock structure is as follows:

(1) Shenzhen Wenchuan Industrial Corporation, Ltd.: Jianan Wu: 30%, JiaLiJia Group Corporation, Ltd.:70%.

(2) Hunan Rucheng Wenchuan Gas Corporation, Ltd. : Jianan Wu: 30%, JiaLiJia Group Corporation, Ltd.:70%.

3.    Miscellaneous. Except as modified and amended pursuant to this Amendment, the Reorganization Agreement shall remain in full force and effect, and each party hereto ratifies the Reorganization Agreement as amended hereby. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

[Intentionally left blank below; signature pages to follow]

IN WITNESS WHEREOF, this Amendment to Reorganization Agreement has been duly executed as of the date first written above.

Party A (seal): /s/ JiaLiJia Group Corporation, Ltd.

Legal representative: /s/ Dongzhi Zhang

Date of signature: 1/9/2019

Party B1 (seal):/s/ Shenzhen Wenchuan Industrial Corporation, Ltd.

Legal representative: /s/ Jiannan Wu

Date of signature: 1/9/2019

Party B2 (seal): /s/ Hunan Rucheng Wenchuan Gas Corporation, Ltd.

Legal representative: /s/ Jiannan Wu

Date of signature: 1/9/2019